As filed with the Securities and Exchange Commission on May 1, 2009

Registration No. 333-158630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	41-1350192
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290 Ewing, New Jersey 08618 (609) 359-3020

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Dr. Paul K. Wotton Chief Executive Officer Antares Pharma, Inc. 250 Phillips Blvd., Suite 290 Ewing, New Jersey 08618 (609) 359-3020

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Joanne R. Soslow, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☒
            (Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, or SEC, acting pursuant to Section 8(a), may determine.

            This Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-158630) is being filed solely for the purpose of conforming the signature pages to the registration statement, and no changes or additions are being made hereby to the prospectus, which forms a part of the registration statement. Accordingly, the prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and the offerings described in this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except the SEC registration fee.

Commission registration fee	$1,116
NYSE Amex Listing Fee	$45,000
Trustee’s fees and expenses	$5,000
Printing and engraving expenses	$5,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$10,000
Total	$81,116

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation, as amended to date, provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s current by-laws provide that the Registrant will, to the maximum extent permitted under the laws of the State of Delaware, indemnify and advance expenses upon request to each director and officer of the Registrant against any and all judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such director or officer or on such director’s or officer’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter of which he or she is, or is threatened to be made, a party to or participant in by reason of his or her corporate status. Unless ordered by a court, the Registrant will not provide indemnification to such a director or officer unless a determination has been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such a determination will be made by (i) a majority vote of disinterested directors or an appointed committee of disinterested directors, (ii) if there are no disinterested directors or if the disinterested directors direct, by independent legal counsel or (iii) by the stockholders of the Registrant.

The Registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

The Registrant has also entered into Indemnification Agreements with each of its current directors and executive officers. The Registrant may also enter into Indemnification Agreements from time to time with each future director and future executive officer of the Registrant and the Registrant’s wholly-owned subsidiaries and certain other officers of the Registrant and its subsidiaries (collectively with the current directors and executive officers, each an “Indemnitee”).

Each Indemnification Agreement generally provides that, subject to certain conditions, limitations and exceptions, (i) the Registrant will indemnify and hold harmless an Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware from expenses and liabilities incurred by such Indemnitee in connection with third party and derivative legal actions brought against such Indemnitee as a result of his or her service to the Registrant, (ii) the Registrant is required to advance all covered expenses incurred by an Indemnitee in a proceeding covered by the Indemnification Agreement, and (iii) the Registrant will provide contribution of liabilities in certain circumstances where indemnification is not available but the Indemnitee would otherwise be entitled to indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1

Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 12, 2006 and incorporated by reference herein).

4.2

Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2008 and incorporated by reference herein).

4.3	Amended and Restated By-laws of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2007 and incorporated by reference herein).
4.4

Form of Antares Pharma, Inc. Indemnification Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 13, 2008 and incorporated by reference herein).

4.5*	Form of Certificate of Designations for Preferred Stock.
4.6*	Form of Warrant Agreement for Common Stock, including form of Warrant.
4.7*	Form of Warrant Agreement for Preferred Stock, including form of Warrant.
5.1**	Opinion of Morgan, Lewis & Bockius LLP.
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of registration statement).

________________

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with this offering of securities, or where applicable, incorporated by reference from a subsequent filing.

**	Filed previously.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the Registrant is relying on 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ewing, in the State of New Jersey on April 17, 2009.

Antares Pharma, Inc. (Registrant)
April 17, 2009	By:	/s/ Dr. Paul K. Wotton
Name: Dr. Paul K. Wotton
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Paul K. Wotton and Robert F. Apple, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dr. Paul K. Wotton Dr. Paul K. Wotton	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2009
/s/ Robert F. Apple Robert F. Apple	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2009
/s/ Dr. Leonard Jacob Dr. Leonard Jacob	Chairman of the Board	April 17, 2009
/s/ Thomas J. Garrity Thomas J. Garrity	Director	April 17, 2009
/s/ Dr. Jacques Gonella Dr. Jacques Gonella	Director	April 17, 2009
Anton Gueth	Director
/s/ Dr. Rajesh Shrotriya Dr. Rajesh Shrotriya	Director	April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ewing, in the State of New Jersey on May 1, 2009.

Antares Pharma, Inc. (Registrant)
May 1, 2009	By:	/s/ Robert F. Apple
Name: Robert F. Apple
Title: Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Dr. Paul K. Wotton	Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2009
/s/ Robert F. Apple Robert F. Apple	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009
* Dr. Leonard Jacob	Chairman of the Board	May 1, 2009
* Thomas J. Garrity	Director	May 1, 2009
* Dr. Jacques Gonella	Director	May 1, 2009
Anton Gueth	Director
* Dr. Rajesh Shrotriya	Director	May 1, 2009

*By:	/s/ Robert F. Apple
Name:	Robert F. Apple
Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
1.2*	Form of Placement Agent Agreement
4.1

Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 12, 2006 and incorporated by reference herein).

4.2

Certificate of Amendment to Certificate of Incorporation of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2008 and incorporated by reference herein).

4.3	Amended and Restated By-laws of Antares Pharma, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 15, 2007 and incorporated by reference herein).
4.4

Form of Antares Pharma, Inc. Indemnification Agreement (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 13, 2008 and incorporated by reference herein).

4.5*	Form of Certificate of Designations for Preferred Stock.
4.6*	Form of Warrant Agreement for Common Stock, including form of Warrant.
4.7*	Form of Warrant Agreement for Preferred Stock, including form of Warrant.
5.1**	Opinion of Morgan, Lewis & Bockius LLP.
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of registration statement).

________________

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with this offering of securities, or where applicable, incorporated by reference from a subsequent filing.

**	Filed previously.